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                                                                    EXHIBIT 16.1








Securities and Exchange Commission Mail Stop 9-5 Washington, DC 20549



Dear Sirs/Madam:

         We have read Item 4 of Form 8-K of Interscience Computer Corporation dated September 30, 1997, and agree with the statements made in paragraph 2.




/s/ Hollander, Gilbert & Co.

Hollander, Gilbert & Co.
Los Angeles, California
October 1, 1997